Benjamin Moore & Co.

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          -----------------------------

      The Annual Meeting of the Shareholders of Benjamin Moore & Co. will be held on Thursday, the 17th day of April, 1997, at 11:00 o'clock in the morning, New Jersey time, at the Woodcliff Lake Hilton, Chestnut Ridge Road and Tice Boulevard, Woodcliff Lake, New Jersey, for the following purposes:

      1. To elect six (6) Class III Directors to hold office for three years each and one (1) Class II Director to hold office for two years.

      2. To transact such other business as may properly be brought before the meeting, or any adjournment or postponement thereof.

      In accordance with the Bylaws of the Company, the Board of Directors has fixed the close of business on March 3, 1997 as the record date for the meeting. Accordingly, only shareholders of record at the close of business on March 3, 1997 will be entitled to notice of and to vote at the meeting.

      Whether or not you expect to be personally present at the meeting, please complete, date, sign and return the enclosed proxy in the envelope which is provided in order to be certain that your shares will be voted at the meeting.

      If you attend, we invite you to stay for lunch after the meeting. In order that we may plan for lunch, we request you to please complete and return the enclosed card together with the proxy.


Montvale, New Jersey
March 21, 1997

                                      By Order Of The Board of Directors

                                                     John T. Rafferty
                                                        Secretary

                                 PROXY STATEMENT

General

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Benjamin Moore & Co., a New Jersey corporation (the "Company"), of proxies to be used at the Annual Meeting of Shareholders to be held on the 17th day of April, 1997, at 11:00 o'clock in the morning, New Jersey time, or at any adjournment or postponement thereof. Only shareholders of record at the close of business on March 3, 1997 (the "Record Date") will be entitled to notice of and to vote at the Meeting.

      The principal executive offices of the Company are located at 51 Chestnut Ridge Road, Montvale, New Jersey 07645. This Proxy Statement and the related Notice of Annual Meeting of Shareholders and proxy were first sent or given to shareholders on or about March 21, 1997.

      The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1996, including financial statements, accompanies this Proxy Statement and the related Notice of Annual Meeting of Shareholders and proxy.

      The cost of the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may use the services of its officers and regular employees (none of whom will receive any compensation therefor in addition to their regular compensation) to solicit proxies, personally or by telephone. Arrangements may also be made with banks, brokerage houses and other custodians, nominees and fiduciaries to forward the proxy materials to the beneficial owners, and the Company may reimburse such banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in connection therewith. At the 1996 Annual Meeting of Shareholders, more than 92.2% of the outstanding shares were represented at the meeting in person or by proxy.

Outstanding Shares

      At the close of business on March 3, 1997, there were 9,008,163 shares of Common Stock, par value $10 per share, outstanding. Each share of Common Stock is entitled to one vote on all matters with respect to which holders thereof are entitled to vote, as set forth in the accompanying Notice of Annual Meeting of Shareholders.

Proxy Procedure

      The form of proxy provides space for a shareholder to vote in the election of Directors or to withhold authority to vote for any or all nominees for the Board of Directors. The election of Directors requires a plurality of the votes cast. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Meeting. The presence of a majority of the outstanding shares of Common Stock will constitute a quorum. Votes will be counted by duly appointed inspectors of election, whose responsibilities are to ascertain the number of shares outstanding and the voting power of each, determine the number of shares represented at the Meeting and the validity of proxies and ballots, count all votes and report the results to the Company.

      A properly completed, signed and dated proxy which is received prior to the Meeting will be voted in the manner specified therein. If authority to vote for one or more of the nominees for election as Director has not been withheld on the proxy in accordance with the instructions set forth thereon, the proxy will be voted for the election of all such nominees; if authority to vote for one or more of such nominees has been so withheld, the proxy will only be voted for the election of the balance of such nominees. The proxy will be voted for not more than seven (7) Directors.

      At the date of this Proxy Statement, the Board of Directors does not know of any matters to be brought before the Meeting which are not set forth in the accompanying Notice of Annual Meeting of Shareholders. A proxy in the accompanying form will confer discretionary authority with respect to any such other matter. If any such other matter or matters are properly brought before the Meeting or any adjournment(s) or postponement(s) thereof, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with their best judgment.

      A shareholder may revoke his or her proxy prior to the voting thereof by giving written notice of revocation to the Secretary of the Company, by executing and delivering a later dated proxy, or by attending the Meeting and voting his or her shares in person.

                             PRINCIPAL SHAREHOLDERS

      Set forth below is certain information, as of March 3, 1997 (or in the case of interests under the Company's Employees' Stock Ownership Plan the most recent allocation date which is December 31, 1996), with respect to each person who, to the knowledge of the Company, may be deemed to own beneficially (within the meaning of the applicable rules and regulations of the Securities and Exchange Commission) more than five percent of the Company's Common Stock. In reviewing the following table, it should be noted that as set forth in the notes thereto, a substantial number of the shares are held in trusts, the trustees of which are more than one of the persons named below; accordingly, the number of shares set forth opposite the name of each such person (and the corresponding percentage ownership represented thereby) refers, in several instances, to the same shares.

      The shares shown include stock options issued under the Stock Option Plan of the Company which are exercisable on or within sixty days after March 3, 1997. The stock options permit the purchase of a total of 5,334 shares, 4,000 shares, 6,667 shares and 4,000 shares by Messrs. Belcher, Jr., Dupuy, Roob and Vail, respectively. For the purpose of calculating percentage ownership for each person such shares were also considered to be outstanding.

                                                 Shares Owned       Approximate
                                                  Beneficially     Percentage of
                                                      as of         Outstanding
      Name and Address                           March 3, 1997        Shares
      ----------------                           -------------        ------

      Benjamin M. Belcher, Jr.                    1,692,064 (1)         18.7
      51 Chestnut Ridge Road
      Montvale, New Jersey 07645

      Yvan Dupuy                                    493,036 (2)          5.4
      51 Chestnut Ridge Road
      Montvale, New Jersey 07645

      John C. Moore                               1,358,706 (3)         15.0
      51 Chestnut Ridge Road
      Montvale, New Jersey 07645

      Richard Roob                                1,159,068 (4)         12.8
      51 Chestnut Ridge Road
      Montvale, New Jersey 07645

      Charles C. Vail                               514,083 (5)          5.7
      51 Chestnut Ridge Road
      Montvale, New Jersey 07645

      Benjamin Moore & Co. Employees' Stock         484,296 (6)          5.3
      Ownership Plan Trust
      51 Chestnut Ridge Road
      Montvale, New Jersey 07645

(1) Includes 1,084,331 shares held by trusts of which Mr. Belcher, Jr. is co-trustee. The other co-trustees of said trusts are as follows: (a) trusts holding a total of 59,200 of such shares--individuals having no affiliation with the Company; (b) trusts holding 24,000 of such shares--Mr. Vail; (c) trusts holding 596,998 of such shares--Mr. Roob and Mr. John C. Moore who is named above as the owner of more than five percent of the Company's Common Stock and consequently is deemed to have an affiliation with the Company; (d) trusts holding 396,133 of such shares--Mr. Moore and Mr. Vail; and (e) a trust holding 8,000 of such shares--Mrs. Wardell. In each case, the co-trustees are empowered to make all decisions in respect of the shares, including the voting and disposition thereof. Also, Mr. Belcher, Jr. is one of three trustees of the Company's Employees' Stock Ownership Plan (described hereafter) which owns 484,296 shares. Mr. Belcher, Jr. has an interest under the Plan in 2,160 shares. The other trustees are Mr. Yvan Dupuy and Mr. Richard Roob, each of whom is a Director of the Company. Mr. Belcher, Jr.'s wife owns 2,724 shares which are not counted above, and in which he disclaims any beneficial interest.

(2) Mr. Dupuy is one of three trustees of the Company's Employees' Stock Ownership Plan (described hereafter) which owns 484,296 shares of which Mr. Dupuy has an interest under the Plan in 1,082 shares. The other trustees are Mr. Benjamin M. Belcher, Jr. and Mr. Richard Roob, each of whom is a Director of the Company.

(3) Includes 1,339,739 shares held by trusts of which Mr. Moore is a co-trustee. The other co-trustees of said trusts are as follows: (a) trusts holding 596,998 of such shares--Mr. Roob and Mr. Belcher, Jr.; (b) a trust holding 346,608 of such shares--a brother of Mr. Moore who is not named above, Mr. Moore's niece and Mr. John C. Moore, Jr. (Mr. Moore's son who is a Director of the Company); and (c) trusts holding 396,133 of such shares--Mr. Belcher, Jr. and Mr. Vail. In each case, the co-trustees are empowered to make all decisions in respect of the shares, including the voting and disposition thereof. Mr. Moore is a second cousin, once removed, of Mr. Belcher, Jr. Mr. Moore's wife owns 4,950 shares which are not counted above, and in which he disclaims any beneficial interest.

(4) Includes 635,283 shares held by trusts of which Mr. Roob is a co-trustee. The other co-trustees of said trusts are as follows: (a) trusts holding 596,998 of such shares--Mr. Moore and Mr. Belcher, Jr.; (b) a trust holding 19,200 of such shares--Mrs. Wardell and Mr. Vail; (c) a trust holding 9,559 of such shares -- an individual having no affiliation with the Company and a retiree of the Company; and (d) a trust holding 9,526 of such shares -- an individual having no affiliation with the Company. In each case, the trustees are empowered to make all decisions in respect of the shares, including the voting and disposition thereof. Also, Mr. Roob is one of three trustees of the Company's Employees' Stock Ownership Plan (described hereafter) which owns 484,296 shares. Mr. Roob has an interest under the Plan in 2,912 shares. The other trustees are Mr. Benjamin M. Belcher, Jr. and Mr. Yvan Dupuy, each of whom is a Director of the Company. Mr. Roob's wife owns 8,000 shares and each of his two daughters owns 300 shares, which are not counted above, and in which he disclaims any beneficial interest.

(5) Includes 504,933 shares held by trusts of which Mr. Vail is a co-trustee. The other co-trustees of said trusts are as follows: (a) trusts holding 396,133 of such shares - Mr. Belcher, Jr. and Mr. Moore; (b) trusts holding 24,000 of such shares - Mr. Belcher, Jr.; (c) a trust holding 19,200 of such shares - Mr. Roob and Mrs. Wardell; (d) a trust holding 24,000 of such shares - Mrs. Wardell; (e) a trust holding 33,600 of such shares - Mr. Wack; and (f) a trust holding 8,000 of such shares - an individual having no affiliation with the Company. The co-trustees are empowered to make all decisions in respect of the shares, including the voting and disposition thereof. Also includes 850 shares in which Mr. Vail has an interest under the Company's Employees' Stock Ownership Plan. Mr. Vail's wife owns 200 shares which are not counted above, and in which he disclaims any beneficial interest.

(6) The Company's Employees' Stock Ownership Plan (described hereafter) owns these shares and the three trustees are Mr. Benjamin M. Belcher, Jr., Mr. Yvan Dupuy and Mr. Richard Roob, each of whom is a Director of the Company.

                              ELECTION OF DIRECTORS

      Pursuant to the Company's Certificate of Incorporation and Bylaws, the Board of Directors is divided into three classes. Each year the Directors in one class are elected to serve terms of three years.

      The Board of Directors has nominated Ward C. Belcher, Robert J. Hodgson, John C. Moore, Jr., Richard Roob and Maurice C. Workman, all of whom were previously elected by the shareholders, for election as Class III Directors at the 1997 Annual Meeting of Shareholders. In addition, the Board of Directors has nominated Frederick J. Costello for election as a Class III Director at the 1997 Annual Meeting to succeed Ralph W. Lettieri who is retiring as a member of the Board of Directors after 30 years of service. The six (6) nominees for election as Class III Directors, if elected, will each hold office for a three-year term until the Annual Meeting of Shareholders to be held in the year 2000, and until a successor has been duly elected and qualified.

      Mr. Joseph Sobie, a Class II Director, is also retiring at the time of the 1997 Annual Meeting of Shareholders after ten years of service. The Board of Directors has nominated Robert H. Mundheim for election as a Class II Director for a two year term until the 1999 Annual Meeting of Shareholders and until a successor has been duly elected and qualified. He will succeed Mr. Sobie.

      The persons named as proxies in the accompanying form of proxy have advised the Company that, unless otherwise instructed, they intend to vote the shares covered by duly executed proxies for the election of Ward C. Belcher, Frederick J. Costello, Robert J. Hodgson, John C. Moore, Jr., Robert H. Mundheim, Richard Roob and Maurice C. Workman. All of the nominees have agreed to serve if elected. Should any such person become unable or unavailable for election as a Director, an event which the Board of Directors does not anticipate, the individuals appointed as proxies reserve the right to vote such shares for the election of such substitute nominee(s) as the Board of Directors may propose.

      The following table sets forth certain information with respect to the six
(6) nominees for election as Class III Directors to hold office for three years and the one (1) nominee for election as a Class II Director to hold office for two years, and with respect to each Director whose term of office will continue after the Meeting. See also "Ownership of Securities by Nominees and Directors" below.

                              Nominees for Election
                                                                                  Year Term     Served as
                                                                                   of Office    a Director
Name                       Age             Principal Occupation                   Will Expire     Since
----                       ---             --------------------                   -----------     -----
Class III Directors

Ward C. Belcher            50     Vice President-Operations of the Company            2000         1988
                                  since 1989 (1)

Frederick J. Costello      59     Retired executive of Union Carbide Corporation,     2000
                                  a chemicals company; President of
                                  the Solvents and Coatings Materials
                                  Division of Union Carbide
                                  Corporation from 1989 until
                                  retirement in 1993

Robert J. Hodgson          59     President of Technical Coatings Co., a              2000         1994
                                  wholly owned U.S. subsidiary of the
                                  Company, since 1987

John C. Moore, Jr.+        52     Employed by Electronic Data Systems (EDS)           2000         1994
                                  Consulting Business Unit which consults on
                                  the use of information technology for the
                                  operational needs of business, since 1989

Richard Roob*+             64     Chairman of the Board of Directors                  2000         1979
                                  of the Company since 1984

Maurice C. Workman*+       68     Retired; President of the Company from 1970         2000         1963
                                  to 1996

Class II Director

Robert H. Mundheim         64     Executive Vice President and General Counsel        1999
                                  since September 1992 of Salomon Inc. which
                                  together with its subsidiaries  conducts global
                                  investment banking, global securities and
                                  commodities trading, and U.S. oil refining and
                                  gathering activities; Director, Structured
                                  Products Corp., a wholly owned subsidiary of
                                  Salomon Inc.; Co-Chairman of the law firm
                                  of Fried, Frank, Harris, Shriver & Jacobson prior
                                  to September 1992

                         Directors Whose Terms of Office
                         Will Continue After the Meeting

Class II Directors

Charles H. Bergmann, Jr.   53     Director of Communications of Alto Dairy            1999         1996
                                  Cooperative, a 100 year old farmer-owned
                                  cooperative in Waupun, Wisconsin, and
                                  employed there since 1989

Frank W. Burr*ss.          60     Executive Vice President of Alliance Capital        1999         1994
                                  Management, L.P., an investment management
                                  company, which is affiliated with
                                  Equitable Life Insurance Company, from
                                  1989 until retirement in 1993; since retirement
                                  has been an advisor to pension funds and a
                                  private investor

Charles C. Vail            53     Vice President-Human Resources and                  1999         1986
                                  Administration of the Company and a
                                  Vice President since 1988

Ward B. Wack               65     Retired; Consultant to the Company from 1978        1999         1975
                                  to 1994 (1)

Sara B. Wardellss.         54     Managing Director, Scoville Memorial Library,       1999         1987
                                  Salisbury, CT, from 1978 to 1993 and since
                                  then has been a library consultant (1)

Class I Directors

Benjamin M. Belcher, Jr.*  62     Executive Vice President of the Company             1998         1975
                                  since 1991; Vice President-Planning and
                                  Secretary of the Company from 1983 to 1991 (1)

Yvan Dupuy*                45     President of the Company since 1996;
                                  Senior Vice President of the Company from           1998         1990
                                  1995 to 1996; Vice President-Sales and
                                  Marketing of the Company from 1988 to 1995

William J. Fritz*          66     Retired; Vice President-Finance and Treasurer       1998         1980
                                  of the Company from 1985 to 1996

Gerald W. Moore *+ss.      64     Retired business executive; private investor        1998         1994
                                  from 1989 to the present; formerly Associate
                                  Editor of Equipment Distribution magazine

Michael C. Quaid+          70     Retired; Executive Vice President of the            1998         1973
                                  Company from 1988 to 1991

----------
*     Member of the Executive and Finance Committee.
+     Member of the Audit Committee.
ss.   Member of the Compensation and Stock Option Plan Committee.

(1) Messrs. B. M. Belcher, Jr. and W. C. Belcher are brothers, Mrs. Wardell is their sister and Mr. Wack is their first cousin.

Ownership of Securities by Nominees and Directors

      Set forth below is certain information, as of March 3, 1997 (or in the case of interests under the Company's Employees' Stock Ownership Plan the most recent allocation date which is December 31, 1996), with respect to the shares of Common Stock of the Company, and with respect to the Common Shares of its Canadian subsidiary, which may be deemed to be beneficially owned (within the meaning of the applicable rules and regulations of the Securities and Exchange Commission), by each nominee for election as a Director of the Company, by each of its current Directors, by each of the executive officers named in the Summary Compensation Table appearing below and by all Directors and officers as a group. In reviewing the following table, it should be noted that as set forth in the notes thereto, a substantial number of the shares are held in trusts, the trustees of which are more than one of the persons named below; accordingly, the number of shares set forth opposite the names of each such person (and the corresponding percentage ownership presented below) refers, in several instances, to the same shares.

      The shares shown include stock options issued under the Stock Option Plan of the Company which are exercisable on or within sixty days after March 3, 1997. The stock options permit the purchase of a total of 5,334 shares, 4,000 shares, 4,000 shares, 8,000 shares, 2,334 shares, 6,667 shares and 4,000 shares by Messrs. B.M. Belcher, Jr., W. C. Belcher, Dupuy, Fritz, Hodgson, Roob and Vail, respectively, and 43,337 shares by all Directors and officers as a group. For the purpose of calculating percentage ownership for each person or the group such shares were also considered to be outstanding.

                                                                            Shares of
                                       Shares of         Approximate         Canadian         Approximate
                                         Company        Percentage of       Subsidiary        Percentage of
                                      Owned as of        Outstanding       Owned as of        Outstanding
      Name                               3/3/97             Shares           3/3/97              Shares
      ----                               ------             ------           ------              ------
      Benjamin M. Belcher, Jr.             (1)                (1)             8,270 (14)            .6
      Ward C. Belcher                   240,804  (2)          2.7             5,490 (15)            *
      Charles H. Bergmann, Jr.           99,531  (3)          1.1
      Frank W. Burr                       1,000                 *
      Frederick J. Costello
      Yvan Dupuy                           (1)                (1)             1,000                 *
      William J. Fritz                   22,700  (4)            *

      Robert J. Hodgson                   5,993  (5)            *             1,000                 *
      Ralph W. Lettieri                  11,000  (6)            *
      Gerald W. Moore                    84,240  (7)           .9
      John C. Moore, Jr.                346,958  (8)          3.9
      Robert H. Mundheim
      Michael C. Quaid                   17,000  (9)            *               600                 *
      Richard Roob                         (1)                (1)             7,200 (16)            .6
      Joseph Sobie                          200                 *             1,250 (17)            *
      Charles C. Vail                      (1)                (1)
      Ward B. Wack                      249,526 (10)          2.8             6,700                 .5
      Sara B. Wardell                   226,082 (11)          2.5             3,060                 *
      Maurice C. Workman                  9,534 (12)            *             1,000                 *
      Directors and officers          3,099,134 (13)         34.2            30,770 (13)           2.4
      as a group (25 persons,
      including the above)

----------
* Represents .4% or less of the outstanding shares of Common Stock of the Company or its Canadian subsidiary.

(1) Reference is made to the information set forth under the caption "Principal Shareholders" above, and to the table and the notes thereunder.
(2) Includes 36,214 shares of the Company's Common Stock held by trusts of which Mr. Ward C. Belcher is a co-trustee. The co-trustees are empowered to make all decisions in respect of the shares, including the voting and disposition thereof. Also includes 1,456 shares in which Mr. Belcher has an interest under the Company's Employees' Stock Ownership Plan. In addition, Mr. Belcher is Custodian of 29,664 of such shares held under the Uniform Gifts to Minors Act. Mrs. Ward C. Belcher owns 5,980 shares of the Company's Common Stock of which 4,256 shares are held as Custodian under the Uniform Gifts to Minors Act. Mr. Belcher disclaims any beneficial interest in such shares which are not included above.
(3) Includes 94,226 shares owned by Bergmann Enterprises Limited Partnership of which Mr. Bergmann, Jr. is the managing general partner. Also includes 4,176 shares held by a trust of which Mr. Bergmann, Jr. is a co-trustee with Mrs. Charles H. Bergmann, Jr. Mrs. Bergmann, Jr. owns 4,240 shares and is a trustee with their son of a trust holding 7,511 shares which are not counted above, and in which Mr. Bergmann, Jr. disclaims any beneficial interest.
(4) Includes 2,200 shares in which Mr. Fritz has an interest under the Company's Employees' Stock Ownership Plan.
(5) Includes 559 shares in which Mr. Hodgson has an interest under the Company's Employees' Stock Ownership Plan.
(6) Mrs. Lettieri owns 6,050 shares of the Company's Common Stock. Mr. Lettieri disclaims any beneficial interest in such shares.
(7) Held by two trusts of which Mr. Gerald W. Moore is a co-trustee. The other co-trustees are: (a) a trust holding 49,416 of such shares--a brother of Mr. Gerald W. Moore and (b) a trust holding 34,824 of such shares--the brother and a bank. The co-trustees are empowered to make all decisions in respect of the shares, including the voting and disposition thereof.
(8) Includes 346,608 shares held by a trust of which Mr. John C. Moore, Jr. is a co-trustee with his father, an uncle and a cousin. The co-trustees are empowered to make all decisions in respect of the shares, including the voting and disposition thereof.
(9) Mrs. Quaid owns 3,800 shares of the Company's Common Stock. Mr. Quaid disclaims any beneficial interest in such shares.
(10) Includes 33,600 shares of the Company's Common Stock held by a trust of which Mr. Wack is a co-trustee. The other co-trustee is Mr. Vail. The co-trustees are empowered to make all decisions in respect of the shares, including the voting and disposition thereof. Mrs. Wack owns 200 shares, in which Mr. Wack disclaims any beneficial interest.
(11) Includes 58,909 shares held by trusts of which Mrs. Wardell is a co-trustee. The other co-trustees of said trusts are as follows: (a) a trust holding 19,200 of such shares--Mr. Roob and Mr. Vail; (b) a trust holding 24,000 of such shares--Mr. Vail; (c) a trust holding 8,000 of such shares--Mr. Belcher,

      Jr.; and (d) a trust holding 7,709 of such shares--a bank. Mrs. Wardell's adult daughter owns 27,361 shares which are not counted above, and in which she disclaims any beneficial interest.
(12) Includes 3,919 shares in which Mr. Workman has an interest under the Company's Employees' Stock Ownership Plan. Mrs. Workman owns 5,089 shares of the Company's Common Stock. Mr. Workman disclaims any beneficial interest in such shares.
(13) Shares which may be deemed to be owned by more than one officer or Director have been counted only once for purposes of the group totals.
(14) Includes 4,800 shares held by a trust of which Mr. Belcher, Jr. is a co-trustee. The co-trustees are empowered to make all decisions in respect of the shares, including the voting and disposition thereof.
(15)  Includes 1,230 shares held as custodian for children.
(16) Includes 4,800 shares held by a trust of which Mr. Roob is a co-trustee. The co-trustees are empowered to make all decisions in respect of the shares, including the voting and disposition thereof.
(17) Mrs. Sobie owns 1,250 shares which are not counted above, and in which he disclaims any beneficial interest.

      Shares owned by the Directors' parents (including the Estate of a parent), spouses, adult children and their spouses, brothers or sisters and their spouses (except those who are Directors of the Company), aunts and uncles, in which shares beneficial ownership is disclaimed, total 991,577 shares, or 11% of the outstanding shares.

Committees of the Board of Directors

      The Company has an Audit Committee, an Executive and Finance Committee and a Compensation and Stock Option Plan Committee, but does not have a Nominating Committee. The Audit Committee functions include recommending to the Board of Directors the engagement of the independent public accountants for the Company, reviewing with the independent public accountants the plan and results of the audit engagement, considering the effect of any non-audit services upon the independence of the accountants, approving the fees for audit and non-audit services, and reviewing with the independent public accountants the adequacy of the Company's system of internal accounting controls. The Executive and Finance Committee may exercise all powers of the Board of Directors with certain exceptions as required by law. The Compensation and Stock Option Plan Committee is responsible for the approval of the Company's performance bonus plan and for compensation arrangements for senior executives, including each executive officer named in the Summary Compensation Table appearing below; it establishes performance goals for senior executives, and it administers the Company's Stock Option Plan approved by the shareholders on April 15, 1993.

      During 1996, there were four meetings of the Board of Directors, three meetings of the Audit Committee, five meetings of the Executive and Finance Committee and two meetings of the Compensation and Stock Option Plan Committee. Each Director of the Company attended at least 75% of the meetings of the Board of Directors and the Committee or Committees of which such person was a member.

                              DIRECTOR COMPENSATION

      In 1996, all non-employee Directors of the Company were paid a fee at an annual rate of $30,000 in consideration of their services as such. The fee will be $30,000 for non-employee Directors in 1997. Directors who are employees are not compensated for services as a Director.

      William J. Fritz (who is a Director of the Company who retired on December 31, 1996) will also be paid a fee for consulting services rendered to the Company during 1997 at an annual rate of $50,000.

      Maurice C. Workman (who is a Director of the Company who retired on April 30, 1996) will also be paid a fee for consulting services rendered to the Company during 1997 at an annual rate of $75,000. He received a pro rata portion of this consulting fee in 1996 after his retirement.

                             EXECUTIVE COMPENSATION

      The following table sets forth information for each of the last three fiscal years concerning the compensation earned by the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company as of the end of the last fiscal year.

                           Summary Compensation Table

                                                                                              Long-Term
                                                          Annual                             Compensation
                                                       Compensation                             Awards
                                                       ------------                             ------
                                                                                  Other       Securities
                                                                                  Annual      Underlying      All Other
Name and                                           Salary          Bonus        Compensation    Options      Compensation
Principal Position                  Year           ($) (1)        ($) (2)         ($) (3)         (#)          ($) (4)
--------------------------------------------------------------------------------------------------------------------------
Richard Roob                        1996           586,000        115,735          5,783          -0-           2,134
Chairman of the                     1995           558,300            -0-          6,599          -0-           1,900
Board of Directors and              1994           533,690        135,047          7,364          -0-           2,067
Chief Executive Officer

Yvan Dupuy                          1996           293,344         49,135          5,738          -0-           2,134
President and                       1995           221,100            -0-          6,599          -0-           1,900
Chief Operating Officer             1994           190,900         37,075          7,364          -0-           2,067

Benjamin M. Belcher, Jr.            1996           298,500         41,044          5,783          -0-           2,134
Executive Vice President            1995           284,500            -0-          6,599          -0-           1,900
                                    1994           270,883         60,739          7,364          -0-           2,067

William J. Fritz                    1996           288,000         39,600          5,738          -0-           2,134
Retired Vice President -            1995           274,704            -0-          6,599          -0-           1,900
Finance and Treasurer               1994           260,541         50,544          7,364          -0-           2,067

Charles C. Vail                     1996           215,500         32,476         12,261          -0-           2,134
Vice President -                    1995           205,100            -0-         13,731          -0-           1,900
Human Resources and                 1994           193,900         37,670         11,854          -0-           2,067
Administration

----------
(1) Salary includes amounts deferred pursuant to salary reduction elections made under the Company's Deferred Savings and Investment Plan (a "401(k) Plan") which does not have a Company matching contribution.
(2)   See the discussion below under the caption "Annual Incentives".
(3) Includes only imputed income pursuant to the Internal Revenue Code of 1986 with respect to promissory notes without stated interest delivered in partial payment for the purchase of Common Stock under the Employees' Stock Purchase Plan. See caption "Compensation Committee Interlocks and Insider Participation" below.
(4) Includes only the fair market value of shares allocated in respect of the indicated years under the Employees' Stock Ownership Plan.

Revised Retirement Income Plan and Excess Benefit Plan

      The following table shows, as of December 31, 1996, estimated annual benefits payable upon retirement at age 65 under the Company's Revised Retirement Income Plan (the "Retirement Plan") assuming that an employee would be entitled to receive benefits under the Retirement Plan provisions which would yield the largest benefit.

                               Pension Plan Table

   Highest Average                                 Years of Credited Service
     Salary Over       -------------------------------------------------------------------------------
 3 Consecutive Years   10 Years      20 Years      30 Years       35 Years      40 Years      45 Years
 -------------------   --------      --------      --------       --------      --------      --------
      $200,000           28,134        56,268        84,402         98,468       113,468       128,468
       250,000           35,634        71,268       106,902        124,718       143,468       162,218
       300,000           43,134        86,268       129,402        150,968       173,468       195,968
       350,000           50,634       101,268       151,902        177,218       203,468       229,718
       400,000           58,134       116,268       174,402        203,468       233,468       263,468
       450,000           65,634       131,268       196,902        229,718       263,468       297,218
       500,000           73,134       146,268       219,402        255,968       293,468       330,968
       550,000           80,634       161,268       241,902        282,218       323,468       364,718
       600,000           88,134       176,268       264,402        308,468       353,468       398,468
       650,000           95,634       191,268       286,902        334,718       383,468       432,218

      The maximum number of years of credited service under the Retirement Plan is capped at 35 years except for employees hired prior to January 1, 1970.

      Under the Company's Retirement Plan, which is a non-contributory, qualified, defined benefit plan, the Company makes actuarially determined annual contributions on behalf of substantially all of its United States employees who have completed at least one year of service with the Company. As of December 31, 1996, Messrs. Roob, Dupuy, Belcher, Jr., Fritz and Vail had respectively 20, 20, 35, 41 and 13 years credited service under the Plan. The compensation covered by the Retirement Plan is that described under the "Salary" column of the Summary Compensation Table. Benefits shown in the Pension Plan Table are computed on the basis of a straight life annuity and are not subject to offset for Social Security. To the extent that an employee's retirement benefit as computed in accordance with the Plan exceeds maximum amounts permitted under the Internal Revenue Code of 1986, the difference will be paid by the Company under the Company's unfunded Excess Benefit Plan approved by the Board of Directors which provides a compensating non-qualified annual retirement supplement.

Supplemental Executive Retirement Plan

      In 1996 the Company established a non-qualified Supplemental Executive Retirement Income Benefit Plan. This Plan is designed to equalize benefits for certain senior executives. The Compensation and Stock Option Plan Committee has been authorized to select the participants in this Plan. Currently Messrs. Roob and Vail are the only participants. Benefits under the Plan will not exceed the benefits under the Retirement Plan and the Excess Benefit Plan for an employee with 35 years of service.

      The following table shows, as of December 31, 1996, estimated annual benefits payable upon retirement at age 65 under the Supplemental Executive Retirement Income Benefit Plan.

           Supplemental Executive Retirement Income Benefit Plan Table


  Highest Average                   Years of Credited Service
    Salary Over           ----------------------------------------------
3 Consecutive Years       15 Years           20 Years           25 Years
-------------------       --------           --------           --------
     $200,000              90,000            100,000             107,500
      250,000             112,500            125,000             134,375
      300,000             135,000            150,000             161,250
      350,000             157,500            175,000             188,125
      400,000             180,000            200,000             215,000
      450,000             202,500            225,000             241,875
      500,000             225,000            250,000             268,750
      550,000             247,500            275,000             295,625

      600,000             270,000            300,000             322,500
      650,000             292,500            325,000             349,375

      The maximum number of years of credited service under the Supplemental Executive Retirement Income Benefit Plan is 25 years. As of December 31, 1996, Messrs. Roob and Vail had respectively 20 and 13 years of credited service. The compensation covered by this Plan is that described under the "Salary" column of the Summary Compensation Table. Benefits shown in the Supplemental Executive Retirement Income Benefit Plan Table are computed on the basis of a straight life annuity and are subject to offset by the participant's benefits under the Retirement Plan and the Excess Benefit Plan and the primary Social Security benefit. Upon a participant's termination of employment following a change in control the benefit under this Plan will become fully vested and the actuarial equivalent of the benefit will be paid immediately in a lump sum.

Canadian Subsidiary Plans

      The Company's Canadian subsidiary, Benjamin Moore & Co., Limited, maintains a non-contributory defined benefit pension plan which is qualified for tax purposes under the laws of Canada, as well as an excess benefit plan and a qualified profit sharing plan. The plans provide benefits to employees of the Canadian subsidiary similar to those provided by the Company's Retirement Plan and Excess Benefit Plan described above and Employees' Stock Ownership Plan described below.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

      The following persons, who are non-employee Directors, serve as members of the Compensation and Stock Option Plan Committee, which establishes the compensation of the Company's senior executives, including each executive officer named in the Summary Compensation Table above: Frank W. Burr, Gerald W. Moore and Sara B. Wardell.

      In addition, the Executive and Finance Committee established the threshold levels of net profits of the Company in 1996 required for payments to be made under the annual incentive program of the Company. The Executive and Finance Committee is composed of Benjamin M. Belcher, Jr., Yvan Dupuy and Richard Roob, three employee Directors who are executive officers of the Company appearing in the Summary Compensation Table, William J. Fritz and Maurice C. Workman, retired executive officers of the Company, and Frank W. Burr and Gerald W. Moore who are independent, non-employee Directors who are beneficial owners of shares of Common Stock.

      The following officers and Directors of the Company were indebted to the Company in amounts greater than $60,000 since January 1, 1996 under full recourse promissory notes delivered in partial payment for the purchase of Common Stock under the Employees' Stock Purchase Plan approved by the shareholders of the Company. Some of the promissory notes bear interest at the rate of five (5) percent per annum and the other promissory notes are without stated interest. The highest amounts outstanding under such notes for such persons since January 1, 1996 and the amounts outstanding at March 3, 1997 were as follows:

                                   Since January 1, 1996                      At March 3, 1997
                                   ---------------------                      ----------------
                             With Interest    Without Interest       With Interest    Without Interest
                             ---------------------------------       ---------------------------------
 Benjamin M. Belcher, Jr.        $4,830             $67,995              $1,937            $55,613
 Ward C. Belcher                 15,736              67,995               6,281             55,613
 Michael A. Bonner                  -0-              68,743                 -0-             58,377
 Richard H. Delventhal            4,721             102,283               1,884             84,366
 Yvan Dupuy                         -0-              67,995                 -0-             55,613
 Donald W. Everett                8,050              61,786               3,228             52,220
 William J. Fritz                   -0-              67,995                 -0-             55,613
 Robert J. Hodgson                3,147             131,360               1,256            113,500
 John T. Rafferty                18,628             120,176              11,435            101,796

 Richard Roob                    15,736              67,995               6,281             55,613
 Charles C. Vail                    -0-             178,057                 -0-            160,261
 Maurice C. Workman               4,721             172,357               1,884            149,500

      The foregoing amounts represent the aggregate principal balances outstanding under the promissory notes. The notes were given in connection with the purchase of the Company's Common Stock which generally occurred on (a) July 22, 1988, (b) January 1, 1991 and (c) May 27, 1994, at the then current fair value as determined in accordance with the terms of the Employees' Stock Purchase Plan approved by the shareholders of the Company. The promissory notes are secured by the shares to which they relate. On and after January 1, 1991, all purchases under the Employees' Stock Purchase Plan under full recourse promissory notes have been made without stated interest on the notes.

      Messrs. Ward C. Belcher and Richard Roob were also indebted to the Company's Canadian subsidiary, Benjamin Moore & Co., Limited, under full recourse promissory notes given in connection with the purchase of Common Shares of the Canadian subsidiary on June 17, 1988 by each of such persons under similar circumstances. The stated interest rate on these notes is five (5) percent per annum. The amount outstanding under each of such notes for each such person at March 3, 1997 was $1,997 ($2,730 Canadian) and the highest amount outstanding under such notes for each such person since January 1, 1996 was $5,423 ($7,400 Canadian). Mr. Yvan Dupuy was also indebted to Benjamin Moore & Co. under a full recourse promissory note without stated interest given in connection with the purchase of Common Shares of Benjamin Moore & Co., Limited on February 3, 1992. The amount outstanding on March 3, 1997 in the case of Mr. Dupuy was $25,462 ($34,803 Canadian) and the highest amount outstanding under such note since January 1, 1996 was $31,910 ($43,540 Canadian).

                     JOINT REPORT ON EXECUTIVE COMPENSATION

      The executive compensation program of the Company is administered by the Compensation and Stock Option Plan Committee of the Board of Directors. This Committee consists of Frank W. Burr, Gerald W. Moore and Sara B. Wardell, none of whom has been at any time a salaried employee of the Company. They are independent, non-employee Directors who are beneficial owners of shares of Common Stock. They are not eligible to receive grants under the Company's Stock Option Plan.

      In addition, the Executive and Finance Committee, which consists of Benjamin M. Belcher, Jr., Yvan Dupuy and Richard Roob, three employee Directors who are executive officers of the Company appearing in the Summary Compensation Table, William J. Fritz and Maurice C. Workman, retired executive officers of the Company, and Frank W. Burr and Gerald W. Moore who are independent, non-employee Directors, established the threshold levels of net profits of the Company in 1996 required for annual incentive payments to be made. The amount of the payment under the management incentive feature for each executive officer of the Company, including those executive officers named in the Summary Compensation Table, was determined by the provisions of the annual incentive program which was approved by the Compensation and Stock Option Plan Committee.

BASE SALARY

      The Company has a philosophy of providing a level of base compensation or salary that allows the Company to attract, retain and reward the talent needed to maintain its leading position in the coatings business. The Company carefully reviews the performance of employees in determining annual compensation increases. This performance evaluation is made by the various levels of management. All compensation increases for the thirteen senior executives of the Company, including those executive officers appearing in the Summary Compensation Table, and all other executive officers, are determined by the Compensation and Stock Option Plan Committee.

      All compensation decisions of the Compensation and Stock Option Plan Committee, including those for the Chief Executive Officer, take into account individual services rendered, level and scope of responsibility, experience, an evaluation of overall Company performance, the need for motivation and retention of executives of outstanding abilities, internal equity, and the requirement to be competitive.

Additional consideration is given to the compensation structures of corporations in the same or similar lines of business as the Company as well as a number of those in other lines of business. Survey data is used to assist in this evaluation. Within this framework, the salary of the Chief Executive Officer and the other senior executives of the Company is determined by the Compensation and Stock Option Plan Committee based on the Committee's judgment concerning their individual contribution to the business, level of responsibility and experience. No specific formulas are used, but the Committee is convinced that the motivation of the Company's executives and all of its employees is extremely important to the ability to meet the challenges of the future.

ANNUAL INCENTIVES

      An annual incentive program was adopted by the Company effective January 1, 1993. It is intended to create a positive link between annual performance and annual incentive compensation. Incentive payments under the profit sharing portion of this program were available to all employees for 1996. For 1996 the incentive payment was based solely on the achievement of specified levels of increase in net profits of the Company over net profits averaged over the most recent three year period, with a threshold level below which no incentive payment was paid to any employee. The Executive and Finance Committee determined incentive opportunities for 1996 corresponding with the performance required to achieve increasing levels of net income. Target incentive opportunities were not established for each individual. Rather, incentive opportunities were created under the profit sharing portion of this program as an increasing percentage of base salary directly related to the level of increase of net income. This profit sharing opportunity, which was the same for all employees of the Company for 1996, was designed to foster a team based approach.

      In addition, approximately 60 employees, including those executive officers named in the Summary Compensation Table, participated in an executive management incentive feature. This feature enabled the participants to receive an additional incentive payment depending upon the level of increase in net profits. The factors considered by the Compensation and Stock Option Plan Committee in determining the specific percentage for each individual in this group of employees, which included the executive officers named in the Summary Compensation Table, were the level and scope of responsibilities, experience, performance of the individual, Company performance and competitive practices of companies in similar lines of business for similar positions. The additional incentive payment to the Chief Executive Officer, Richard Roob, in 1996 of $115,735 reflects the Compensation and Stock Option Plan Committee's judgment with respect to his level of responsibility within the Company and his leadership.

      Since an increase in net profits is used to determine the amount of the annual incentive, the program is positively correlated with the performance of the Company.

      For 1997 a specified level of increase in net profits of the Company over the year 1996 has been established by the Compensation and Stock Option Plan Committee as the profit target without any averaging of the most recent three year period. In addition, it is intended that senior management, including the executive officers named in the Summary Compensation Table, will not participate in the profit sharing opportunity.

      No incentive or bonus payments were made under the annual incentive program for 1995 since the target threshold level was not exceeded.

LONG-TERM INCENTIVES

      The Company's long-term incentive philosophy is that long-term incentives should be related to increases in long-term shareholder value so as to create a mutuality of interest among the Company, employees and shareholders. To further this objective the Company provides the opportunity for employees to purchase stock and through its Compensation and Stock Option Plan Committee awards stock options. It also maintains an Employees' Stock Ownership Plan.

Stock Purchases

      An Employees' Stock Purchase Plan was approved by the shareholders of the Company on April 20, 1978. This was a continuation of the original plan established in 1937. It permits the purchase of shares of Common Stock at fair value. It is believed that stock ownership ensures a direct tie between the interests of employees and shareholders of the Company. For a summary of the indebtedness to the Company under this Plan of officers and Directors of the Company, see the discussion above under the heading "Compensation Committee Interlocks and Insider Participation".

Stock Options

      Stock options encourage and reward efforts that result in corporate financial success over the long-term as measured by stock price appreciation. Employees receiving grants benefit only if shareholders benefit through appreciation in the post-grant value of the shares of Common Stock. The Stock Option Plan of the Company was approved by the shareholders on April 15, 1993. Grants were made under this Plan on August 10, 1993 to 1,241 eligible employees, including the executive officers named in the Summary Compensation Table. One executive officer not named in the Summary Compensation Table and two other employees have received grants since that time.

Employees' Stock Ownership Plan

      The Company maintains an Employees' Stock Ownership Plan which is a qualified plan covering substantially all of its United States employees. Under the terms of this Plan, the Board of Directors of the Company is authorized to make contributions from time to time out of the profits or retained earnings of the Company to the Plan Trust fund; such contributions to be in an amount and in the form of cash or shares of Common Stock of the Company as determined by the Board of Directors in its sole discretion. Contributions, which are deductible expenses for income tax purposes, are allocated annually to the participants in the Plan in the ratio that the eligible compensation of each bears to the aggregate eligible compensation of all such participants. In 1996 the Company contributed to the Plan Trust fund an amount necessary to make the loan payment due on a loan made on June 30, 1989, which was used to purchase shares for the Employees' Stock Ownership Plan.

POLICY REGARDING SECTION 162(m) OF THE INTERNAL REVENUE CODE

      Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to an employee who on the last day of fiscal years beginning on or after January 1, 1994 is either the chief executive officer or among the four most highly compensated officers other than the chief executive officer to one million dollars, except for qualified performance-based compensation. Options that have been granted under the Company's Stock Option Plan are designed to qualify as performance-based compensation under regulations issued by the Internal Revenue Service. The Compensation and Stock Option Plan Committee intends to take such action as it deems appropriate to preserve the tax deductibility of compensation paid by the Company to the extent practicable and so long as this objective is consistent with providing fair, competitive and rewarding compensation consistent with performance.

                         EXECUTIVE AND FINANCE COMMITTEE

Benjamin M. Belcher, Jr.         Yvan Dupuy                 Richard Roob
Frank W. Burr                    William J. Fritz           Maurice C. Workman
                                 Gerald W. Moore

                  COMPENSATION AND STOCK OPTION PLAN COMMITTEE

Frank W. Burr                    Gerald W. Moore            Sara B. Wardell

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

      The following table provides information concerning the value of unexercised options held by the executive officers named in the Summary Compensation Table at the end of the last fiscal year, which is calendar year 1996. No stock options were exercised by such persons in 1996 and the Company has no provision for the granting of stock appreciation rights ("SARs").

                          Number of
                          Securities
                          Underlying Unexercised       Value of Unexercised
                          Options at                   In-the-Money Options at
                          Fiscal Year End (#)          Fiscal Year End ($) (1)
Name                      Exercisable/Unexercisable    Exercisable/Unexercisable
--------------------------------------------------------------------------------
Richard Roob                   6,667/3,333                      0/0
Yvan Dupuy                     4,000/2,000                      0/0
Benjamin M. Belcher, Jr.       5,334/2,666                      0/0
William J. Fritz               5,334/2,666                      0/0
Charles C. Vail                4,000/2,000                      0/0


(1) Values stated are based on the difference between the option exercise or base price per share of $73.26 and the fair value of a share of Common Stock on December 31, 1996 of $72.23 per share, as determined by Management Planning, Inc., 101 Poor Farm Road, Princeton, New Jersey 08540, an independent consulting firm retained since April 1988 to calculate the current fair value of the Common Stock on a weekly basis. Such price as of March 3, 1997 was $74.24 per share.

                             SEVERANCE ARRANGEMENTS

      The Company has implemented severance arrangements in the event of a termination of employment within two years after a change in control of the Company. If such termination of employment is by the Company other than for cause (including actions constituting constructive termination) selected senior executives, including those executive officers appearing in the Summary Compensation Table above, who are then current employees would generally become entitled to receive three times their highest base salary (exclusive of any incentive compensation). Continuation of benefits would also be provided for three years. Severance benefits would be reduced if the amount otherwise payable would be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986.

                                PERFORMANCE GRAPH

      The following line graph compares the Company's cumulative total shareholder return on the Common Stock with the cumulative total return of (i) the Standard & Poor's 500 Stock Index which is a broad based widely used index useful for comparison purposes and (ii) a Peer Group of five publicly traded companies in the coatings business. The companies in the Peer Group are Lilly Industries, Inc., Pratt & Lambert United, Inc. through 1995 since it was acquired by The Sherwin-Williams Company in January 1996, RPM, Inc., The Sherwin-Williams Company and The Valspar Corporation. All returns assume that $100 was invested on December 31, 1991 and that all dividends were reinvested, and all returns are weighted on the basis of market capitalization at the beginning of each year of measurement.

                                [GRAPHIC OMITTED]

                         Fiscal Years Ended December 31

                         Base
                         1991   1992     1993     1994     1995     1996
                         ----   ----     ----     ----     ----     ----

Benjamin Moore & Co.     100   126.82   158.94   145.64   152.99   120.67
S&P 500 Comp             100   107.62   118.46   120.03   165.13   203.05
Peer Group               100   118.41   138.22   138.58   172.10   225.74

                              CERTAIN TRANSACTIONS

      See the discussion above under the caption "Compensation Committee Interlocks and Insider Participation".

                         INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors of the Company, acting upon the recommendation of the Audit Committee, has selected Deloitte & Touche LLP as the independent public accountants for the Company in 1997. Deloitte & Touche LLP and its predecessors, Deloitte Haskins & Sells and Haskins & Sells, have acted in such capacity since 1957. A representative of Deloitte & Touche LLP is expected to be present at the Meeting. The representative will have an opportunity to make a statement, and will be available to respond to appropriate questions.

                                  MISCELLANEOUS

Shareholder Proposal Date

      Any shareholder proposal intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company, directed to the attention of the Secretary, at its principal executive offices at 51 Chestnut Ridge Road, Montvale, New Jersey 07645 not later than November 21, 1997 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to the 1998 Annual Meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership with the Securities and Exchange Commission. Officers, Directors and greater than ten-percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file.

      Based on review of the copies of such forms furnished to the Company, the Company believes that during the year 1996 all Section 16(a) filing requirements applicable to its officers, Directors and greater than ten-percent beneficial owners were met.

                        AVAILABILITY OF FORM 10-K REPORT

      Upon written request, the Company will furnish, without charge, a copy of its Form 10-K Annual Report for 1996, as filed with the Securities and Exchange Commission, to any person who, as of the close of business on March 3, 1997, either held shares of the Company in his or her own name or was the beneficial owner of shares held in the name of another person. Such shareholders must make such requests to the Secretary, Benjamin Moore & Co., 51 Chestnut Ridge Road, Montvale, New Jersey 07645. Owners of shares held in the name of another person must include in their requests a representation that they were beneficial owners of shares of Benjamin Moore & Co. as of the close of business on March 3, 1997.

                                         By Order Of The Board of Directors

                                                          John T. Rafferty
                                                             Secretary

Dated: March 21, 1997

                          Benjamin Moore & Co. - Proxy
                   51 Chestnut Ridge Road, Montvale, NJ 07645
                      ------------------------------------
           This Proxy Is Solicited On Behalf of the Board of Directors

The undersigned hereby appoints Benjamin M. Belcher, Jr., Yvan Dupuy and Richard Roob as proxies to vote all shares of the undersigned at the Annual Meeting of Shareholders to be held April 17, 1997. Each of the named proxies shall have the power to appoint a substitute proxy for himself. The proxies, or any one of them, shall have the power to vote: (i) only those shares of the Common Stock of Benjamin Moore & Co. held of record by the undersigned as of the close of business on March 3, 1997; (ii) at any adjournment or postponement of the meeting; and (iii) upon any subject which may properly be brought before the meeting. The proxies may vote upon all the matters described in the proxy statement furnished with this proxy, subject to any directions indicated below. If no directions are given, this proxy will be voted "FOR" the election of the nominees listed below.

1.    Election of six (6) Class III Directors and one (1) Class II Director:

      FOR all nominees listed below |_|      WITHHOLD AUTHORITY to vote for |_|
      (except as written below)               all nominees listed below

      Ward C. Belcher              Robert J. Hodgson          Richard Roob
      Frederick J. Costello        John C. Moore, Jr.         Maurice C. Workman
                                   Robert H. Mundheim

      (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

________________________________________________________________________________

2. In their discretion, the proxies are authorized to vote upon such other business as may properly be brought before the meeting, or any adjournment thereof.

PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY     ________________________________

                                                ________________________________

                                                ________________________________

                                                Dated:____________________, 1997

                                                The signature(s) should
                                                agree with the name(s)
                                                imprinted to the left.
                                                Custodians, Executors,
                                                Administrators, Trustees,
                                                Guardians and Attorneys should
                                                so indicate when signing.


                                                Shares held on record date:
                                                ______________________

                   Benjamin Moore & Co. - Voting Instructions
                   51 Chestnut Ridge Road, Montvale, NJ 07645
                      ------------------------------------
                         EMPLOYEES' STOCK OWNERSHIP PLAN
        These Instructions Are Solicited by the Administrative Committee
                             and the Trustees of the
              Benjamin Moore & Co. Employees' Stock Ownership Plan

Pursuant to Section 9.8 of the Benjamin Moore & Co. Employees' Stock Ownership Plan (the "Plan"), the undersigned hereby instructs the Administrative Committee and the Trustees of the Plan, and each or any of them, to vote as designated below, all shares of Common Stock of Benjamin Moore & Co. held in the account of the undersigned under the Plan as of the close of business on March 3, 1997, at the Annual Meeting of Shareholders to be held on April 17, 1997 or any adjournment or postponement thereof.

These instructions when properly executed will be followed in the manner directed. If no instructions are given on this form or if the form is not returned, all shares of Common Stock held in your account under the Plan will be voted in the election of Directors and on any other proposals before the meeting in the same proportion as shares for which instructions have been received from Participants in the Plan. If authority to vote for one or more nominees is withheld, the shares of Common Stock held in your account under the Plan will be voted only for the balance of such nominees, if any.

1.    Election of six (6) Class III Directors and one (1) Class II Director:


      FOR all nominees listed below |_|      WITHHOLD AUTHORITY to vote for |_|
      (except as written below)               all nominees listed below

      Ward C. Belcher              Robert J. Hodgson          Richard Roob
      Frederick J. Costello        John C. Moore, Jr.         Maurice C. Workman
                                   Robert H. Mundheim

      (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

________________________________________________________________________________

2. In their discretion, the Administrative Committee and the Trustees are authorized to vote upon such other business as may properly be brought before the meeting, or any adjournment thereof.


                                     PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY

                             ___________________________________________________

                             Dated:_______________________________________, 1997
                             The signature should agree with the name imprinted to the left.